Exhibit 99

                           [PROXY CARD]

[Side 1]

                    THE PEOPLES BANK OF OXFORD

     I/We hereby appoint [_____________] and [_____________], or any one of them acting in the absence of the other, as proxyholders, each with the power to appoint his or her substitute, and hereby authorize them to represent and to vote, as designated on the reverse side, all the shares of common stock of The Peoples Bank of Oxford (the "Bank") held of record by me/us on March 27, 2000, at the Annual Meeting of Shareholders to be held on May 9, 2000, or any adjournment thereof.

     This proxy when properly executed will be voted in the manner directed on the reverse side. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO REORGANIZE THE BANK INTO THE HOLDING COMPANY FORM OF OWNERSHIP, FOR THE ELECTION OF THE NOMINEES OF THE BOARD FOR ELECTION AS DIRECTORS, AND FOR THE ADJOURNMENT PROPOSAL. This proxy will be voted, in the discretion of the proxy holders, upon such other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS.

Please vote and sign on the other side



[Side 2]

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE
         "FOR" ALL OF THE FOLLOWING MATTERS AND PROPOSALS

MATTER NO. 1:
PROPOSAL TO REORGANIZE
THE BANK INTO A HOLDING
COMPANY FORM OF OWNERSHIP       FOR       AGAINST        ABSTAIN
                                [ ]         [ ]            [ ]

MATTER NO. 2:
ELECTION OF DIRECTORS

[ ]  FOR all nominees listed       [ ]  WITHHOLD AUTHORITY
     below (except as marked            to vote for all nominees
     to the contrary below)             listed below

     Ben S. Beiler; Arthur A. Bernardon; Clyde L. Cameron;
     Carl R. Fretz; Emidio Frezzo, Jr.; Hugh J. Garchinsky;
     Ross B. Cameron, Jr.; George C. Mason

     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY
     INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH HIS OR HER
     NAME IN THE ABOVE LIST.)

MATTER NO. 3:
ADJOURN PROPOSAL                FOR       AGAINST        ABSTAIN
                                [ ]         [ ]            [ ]


Dated ______________, 2000    __________________________________
                              Signature

(PLEASE SIGN, DATE AND RETURN
THIS PROXY IN THE ENCLOSED
ADDRESSED ENVELOPE)           ______________________________
                              Signature if held jointly.  Please
                              sign exactly as your name appears
                              on this proxy card.

[  ]  Please check this box if you plan to attend the 2000
      Annual Meeting.